Exhibit 99.2

GreenLight Announces Completion of Merger with Fall Line Endurance Fund

Lexington, Mass., July 24, 2023 – GreenLight Biosciences Holdings, PBC (NASDAQ: GRNA) (“GreenLight” or the “Company”) today announced the closing of its previously announced merger with SW MergerCo, Inc. (“Merger Sub”) and SW ParentCo, Inc. (“Parent”), pursuant to which Merger Sub merged with and into GreenLight with GreenLight surviving as a wholly-owned subsidiary of Parent (the “Merger”). Following the completion of the Merger, shares of GreenLight common stock, par value $0.0001 per share, and GreenLight warrants ceased trading on the NASDAQ Global Market (the “NASDAQ”) before market open on July 24, 2023, and will no longer be listed for trading on the NASDAQ. Each remaining share of GreenLight common stock not purchased in the Offer (other than shares of GreenLight common stock (i) owned by GreenLight as treasury stock, (ii) owned by Merger Sub immediately before the effective time of the Merger, (iii) that were irrevocably accepted by Merger Sub in the Offer, (iv) held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the DGCL or (v) that are subject to the Contribution and Exchange Agreements entered into between Parent and certain stockholders of GreenLight) will be converted into the right to receive $0.30 in cash, without interest, and subject to deduction for any required withholding taxes.

Concurrent with the closing of the Merger, GreenLight completed its previously announced financing of $52.075 million from a syndicate of investors led by Fall Line Capital, LLC (“Fall Line”), of which $15 million had been previously funded in exchange for the issuance of $15 million of unsecured notes.

The combined company will operate as GreenLight Biosciences and continue to be led by Andrey J. Zarur, Ph.D., the Company’s CEO and President prior to the Merger, and certain other members of the GreenLight management team.

“This merger empowers GreenLight to operate with enhanced efficiency, advancing us closer to our mission of fostering healthy people and planet.” said Zarur. “We are excited to embark on this next chapter, leveraging the synergies created, as we pursue our goal of delivering market-leading RNA solutions.”

Advisors

Goodwin Procter LLP served as legal counsel to the Company. Roth Capital Partners, LLC served as financial advisor and Foley Hoag LLP served as legal counsel to the Special Committee. O’Melveny & Myers LLP served as legal counsel to Fall Line.

About GreenLight Biosciences

GreenLight Biosciences aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The Company’s platform is protected by numerous patents. GreenLight is a public benefit corporation that trades under the ticker GRNA on the NASDAQ. For more information, visit www.greenlightbiosciences.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,”

“forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including related to the timing of, and costs associated with, the transactions described in this communication, the future of the Company’s business, future plans and strategies and future conditions. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the response of the Company’s competitors and business partners to the Merger; (ii) potential difficulties in employee retention as a result of the completion of the Merger; (iii) significant and/or unanticipated costs associated with the consummation of Merger or any of the transactions described herein; (iv) potential litigation relating to the Merger; (v) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger; (vi) estimates regarding future revenue, expenses, capital requirements and need for additional financing; and (vii) the other risks, uncertainties and factors detailed in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.

The Company cautions investors not to unduly rely on any forward-looking statements. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company does not intend to do so.

Contacts:

Investor Contact:

Ingrid Fung

Director, Enterprise Operations and Strategy & Head of Investor Relations

GreenLight Biosciences

investors@greenlightbio.com